Exhibit 99.1

CONSENT IN LIEU OF MEETING

OF THE STOCKHOLDERS

OF

BURT’S BEES, INC.

OCTOBER 30, 2007

The undersigned stockholders of Burt’s Bees, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), holding a majority of the outstanding stock entitled to vote hereon, pursuant to Section 228 of the Delaware General Corporation Law, in lieu of holding a formal meeting on the above date, do hereby adopt, by written consent, the following resolutions with the same force and effect as if they had been adopted at a duly convened meeting of the stockholders:

RESOLVED, that the Agreement and Plan of Merger, dated as of October 30, 2007, attached hereto as Exhibit A (the “Agreement” and capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement), by and among the Corporation, The Clorox Company (the “Purchaser”) and Buzz Acquisition Corp., is hereby irrevocably approved;

FURTHER RESOLVED, that a copy of this written consent shall be filed in the Minute Book of the Corporation.

This Consent may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall be deemed to constitute a single document.

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IN WITNESS WHEREOF, the undersigned have executed this written consent as of October 30, 2007.

BBI INVESTORS I LP, a Delaware limited partnership,

By: AEA BBI Investors LLC, its general partner

/S/ John Kenney
Name:	John Kenney
Title:	Chairman of the Board
Date:	October 30, 2007

BBI INVESTORS II LP, a Delaware limited partnership,

By: AEA BBI Investors LLC, its general partner

/S/ John Kenney
Name:	John Kenney
Title:	Chairman of the Board
Date:	October 30, 2007

BBI HOLDINGS LP, a Delaware limited partnership,

By: AEA BBI Holdings LLC, its general partner

/S/ John Kenney
Name:	John Kenney
Title:	Chairman of the Board
Date:	October 30, 2007

ROXANNE QUIMBY

/S/ Roxanne Quimby
Roxanne Quimby
Date: October 30, 2007

ELLIOTSVILLE PLANTATION, INC.,

/S/ Roxanne Quimby
Name:	Roxanne Quimby
Title:	President
Date:	October 30, 2007

QUIMBY FAMILY FOUNDATION, INC.,

/S/ Roxanne Quimby
Name:	Roxanne Quimby
Title:	President
Date:	October 30, 2007

ELLIOTSVILLE PLANTATION CHARITABLE REMAINDER TRUST II,

/S/ Roxanne Quimby
Name:	Roxanne Quimby
Title:	Trustee
Date:	October 30, 2007

EXHIBIT A